UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2017

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	626-964-5788

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2017, Marina Biotech, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Symplmed Pharmaceuticals LLC (“Symplmed”) pursuant to which the Company purchased from Symplmed, for aggregate consideration consisting of $300,000 in cash and the assumption of certain liabilities of Symplmed in the aggregate amount of approximately $330,000, all of Symplmed’s assets relating to the development, marketing, manufacturing, selling, promoting, storing, supporting, transporting and commercializing of a single-pill fixed-dose combination of perindopril arginine and amlodipine besylate known as prestalia (“Prestalia”), that has been approved by the U.S. Food and Drug Administration (the “FDA”) for the treatment of hypertension.

In addition, as part of the transactions contemplated by the Purchase Agreement: (i) Symplmed agreed to transfer to the Company, not later than 150 days following the closing date, the New Drug Applications for the approval of Prestalia as a new drug by the FDA; and (ii) Symplmed assigned to the Company all of its rights and obligations under that certain Amended and Restated License and Commercialization Agreement by and between Symplmed and Les Laboratoires Servier (“Servier”) dated January 11, 2012, pursuant to which Symplmed has an exclusive license from Servier to manufacture, have manufactured, develop, promote, market, distribute and sell Prestalia in the United States (and its territories and possessions) in consideration of regulatory and sales-based milestone payments and royalty payments based on net sales.

Further, in connection with the transactions contemplated by the Purchase Agreement, the Company entered into an offer letter with Erik Emerson, the President and Chief Executive Officer of Symplmed, pursuant to which it agreed to hire Mr. Emerson to serve as the Chief Commercial Officer of the Company, with such employment becoming effective upon the closing by the Company of a single capital raising transaction involving the issuance by the Company of its equity (or equity-linked) securities yielding aggregate gross proceeds to the Company of not less than $5 million on or prior to December 31, 2017. The Company also agreed in such offer letter to issue to Mr. Emerson 600,000 restricted shares of the common stock of the Company under the Company’s 2014 Long-Term Incentive Plan, with all of such shares to vest on the six (6) month anniversary of the date of grant.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company also issued a press release in connection with the transactions contemplated by the Purchase Agreement, a copy of which press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 5, 2017, the Company and Symplmed entered into, and consummated the transactions contemplated by, the Purchase Agreement. The disclosures set forth in Item 1.01 of this current Report on Form 8-K are hereby incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

On June 5, 2017, the Company issued convertible promissory notes of the Company (the “Notes”) in the aggregate principal amount of $180,000 to three accredited investors pursuant to a Note Purchase Agreement (the “Note Purchase Agreement”) that the Company entered into with such investors. The Notes bear interest at a rate of five percent (5%) per annum and are due and payable at any time on or after the earlier of (i) June 1, 2018 and (ii) the occurrence of an event of default (as defined in the Note Purchase Agreement).

Upon written notice delivered to the Company by the holders of a majority in interest of the aggregate principal amount of Notes that are outstanding at the time of such calculation (the “Majority Holders”) not more than five (5) days following the maturity date of the Notes, the Majority Holders shall have the right, but not the obligation, on behalf of themselves and all other holders of Notes, to elect to convert the entire unpaid principal amount of all, but not less than all, of the Notes and the accrued and unpaid interest thereon into such number of shares of the common stock of the Company as is equal to, with respect to each Note: (x) the entire unpaid principal amount of such Note and the accrued and unpaid interest thereon on the date of the delivery of the Election Notice by (y) $0.35.

The Company issued the Notes in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder, as a transaction not involving any public offering.

The foregoing description of the Note Purchase Agreement, the Notes and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Note and the Note Purchase Agreement, a copy of which is filed as Exhibit 4.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On Wednesday, June 7, 2017, Joseph W. Ramelli, the Chief Executive Officer of the Company, will give a presentation regarding the Company at the 7th Annual LD Micro Invitational, to be held at the Luxe Sunset Bel Air Hotel in Los Angeles, CA. A copy of the slide deck to be used in connection with the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Convertible Promissory Note of Maria Biotech, Inc.

10.1	Asset Purchase Agreement dated as of June 5, 2017 by and between Marina Biotech, Inc. and Symplmed Pharmaceuticals LLC

10.2	Form of Note Purchase Agreement by and among Marina Biotech, Inc. and the lenders named on the signature pages thereto.

99.1	Press release of Marina Biotech, Inc. dated June 6, 2017

99.2	Presentation of Marina Biotech, Inc. at the 7th Annual LD Micro Invitational.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

June 6, 2017	By:	/s/ Joseph W. Ramelli
	Name:	Joseph W. Ramelli
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Convertible Promissory Note of Maria Biotech, Inc.

10.1	Asset Purchase Agreement dated as of June 5, 2017 by and between Marina Biotech, Inc. and Symplmed Pharmaceuticals LLC

10.2	Form of Note Purchase Agreement by and among Marina Biotech, Inc. and the lenders named on the signature pages thereto.

99.1	Press release of Marina Biotech, Inc. dated June 6, 2017

99.2	Presentation of Marina Biotech, Inc. at the 7th Annual LD Micro Invitational.